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                                                                      EXHIBIT 99

FOR IMMEDIATE RELEASE


Contact:   Stephen P. Golden
           Assistant Controller
           (617) 535-IRON (4766)


     IRON MOUNTAIN ANNOUNCES DECISION TO SELL ARCUS STAFFING RESOURCES, INC.


BOSTON, MA - JULY 8, 1999 -- Iron Mountain Incorporated (NYSE: IRM), the world's largest records management company, announced today that in order to focus on its records and information management services business, it has decided to sell its Information Technology staffing business, Arcus Staffing Resources, Inc. ("Arcus Staffing"). Iron Mountain acquired Arcus Staffing in January 1998 in connection with its acquisition of Arcus Group, Inc. The Company intends to complete this transaction in the second half of 1999. In 1998, Arcus Staffing contributed $1.5 million of EBITDA, or 1.6% of Iron Mountain's consolidated EBITDA, on revenues of $39.6 million, or 9.3% of consolidated revenues.

Richard Reese, Chairman and CEO stated, "Arcus Staffing is a strong player in the IT staffing services business. We feel that employees will have better career opportunities and that our customers will have access to a broader array of services if Arcus Staffing is part of a staffing services-focused organization."

Iron Mountain will account for the sale of Arcus Staffing as a discontinued operation. Accordingly, the results of operations of Arcus Staffing will be segregated from continuing operations and reported as a separate line item on Iron Mountain's consolidated statements of operations. The Company expects to report a loss on the sale of the Arcus Staffing business in its 1999 second-quarter results. The amount of that loss is not determinable at this time. The loss will be reported separately from the results of Iron Mountain's continuing operations. In addition, the Company will reclassify its 1998 and first-quarter 1999 financial statements to present the operating results of Arcus Staffing as a discontinued operation.



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IRON MOUNTAIN ANNOUNCES DECISION TO SELL ARCUS STAFFING RESOURCES, INC. / PAGE 2

Iron Mountain currently operates more than 300 records and information management services centers in 69 markets in the United States and six internationally. The Company serves more than 70,000 customer accounts, including more than half of the Fortune 500 Companies. Iron Mountain provides a full array of records and information management services including: (i) off-site storage, management and related consulting services for business, healthcare and vital records; (ii) data security services including off-site storage and rotation of electronic records; and (iii) sales of related products.

THIS PRESS RELEASE CONTAINS "FORWARD LOOKING STATEMENTS" WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995, AND IS SUBJECT TO THE SAFE HARBOR CREATED BY SUCH ACT. THESE STATEMENTS CONCERN FUTURE EXPECTATIONS AND PLANS THAT INVOLVE A NUMBER OF RISKS AND UNCERTAINTIES. THE COMPANY WISHES TO CAUTION READERS THAT CERTAIN FACTORS MAY HAVE AFFECTED THE COMPANY'S ACTUAL RESULTS AND COULD CAUSE RESULTS FOR SUBSEQUENT PERIODS TO DIFFER MATERIALLY FROM THOSE EXPRESSED IN ANY FORWARD LOOKING STATEMENT MADE BY OR ON BEHALF OF THE COMPANY. SUCH FACTORS INCLUDE, BUT ARE NOT LIMITED TO (I) THE INABILITY TO COMPLETE THE SALE OF ARCUS STAFFING ON SATISFACTORY TERMS OR ON THE DESIRED TIMETABLE, AND (II) OTHER TRENDS IN COMPETITIVE OR ECONOMIC CONDITIONS AFFECTING THE COMPANY'S FINANCIAL CONDITION OR RESULTS OF OPERATIONS NOT PRESENTLY CONTEMPLATED. THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE FORWARD-LOOKING STATEMENTS TO REFLECT SUBSEQUENTLY OCCURRING EVENTS OR CIRCUMSTANCES.


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